
                                  NSAR ITEM 77O
                                      1999
                                 VK Growth Fund
                               10f-3 Transactions

  UNDERWRITING #                UNDERWRITING                   PURCHASED FROM         AMOUNT OF SHARES       % OF         DATE OF
                                                                                         PURCHASED        UNDERWRITING    PURCHASE


         1             Ticketmaster Online-CitySearch      Nationsbanc Montgomery          170,000           2.40%        12/2/98
         2                     MarketWatch.com                 BT Alex Brown               100,000           3.60%       01/12/99
         3              Entercom Communications Corp.         CS First Boston                5,300          0.039%       01/28/99
         4              Prodigy Communications Corp.            Bear Stearns               130,000           1.63%       02/10/99
         5                 Level 3 Communications           Salomon Smith Barney             2,700           0.01%       03/03/99
         6                   Launch Media, Inc.              Hambrecht & Quist               6,000           0.17%       04/23/99
         7                TD Waterhouse Securities            CS First Boston               50,000           0.11%       06/23/99
         8                       Net 2 Phone                 Hambrecht & Quist             120,000           2.50%        7/27/99
         9                     Agile Software                  Morgan Stanley               85,000           2.80%        8/19/99
        10                    SFX Entertainment                 Bear Stearn                 35,000           0.47%        8/17/99
        11                        Entercom                          CSFB                    35,000           0.04%        9/30/99
        12                     Digital Insight                 Morgan Stanley              100,000           2.90%        9/30/99


                                  NSAR ITEM 77O
                                      1999
                        VK Great American Companies Fund
                               10f-3 Transactions

  UNDERWRITING #                UNDERWRITING                PURCHASED FROM         AMOUNT OF SHARES          % OF         DATE OF
                                                                                      PURCHASED           UNDERWRITING    PURCHASE


         1              Fox Entertainment Group Inc.        Merrill Lynch                100                  0.00%       11/10/98
         2                 Republic Services, Inc.          Merrill Lynch                400                  0.00%       04/27/99
         3                Goldman Sachs Group, Inc          Goldman Sachs                100                  0.00%       05/03/99


                                  NSAR ITEM 77O
                                      1999
                            VKAggressive Growth Fund
                               10f-3 Transactions

  UNDERWRITING #                UNDERWRITING                   PURCHASED FROM      AMOUNT OF SHARES         % OF         DATE OF
                                                                                      PURCHASED          UNDERWRITING    PURCHASE


         1                 Computer Literacy, Inc.             NB Montgomery          59,700                  1.99%       11/19/98
         2                     E-TECK Dynamics                 Goldman Sachs          35,000                  0.70%       12/23/98
         3             Ticketmaster Online-CitySearch,         NB Montgomery          34,700                  0.49%       12/02/98
         4                      CSK Auto Corp                       DLJ               50,000                  0.71%       12/09/98
         5                     MarketWatch.com                 BT Alex Brown          21,600                  0.78%       01/15/99
         6              Entercom Communication Corp.          CS First Boston         15,700                  0.11%       01/28/99
         7                 Smith-Gardner & Assoc.              BT Alex Brown          37,000                  0.83%       01/29/99
         8                   Perot Systems Corp.               Merrill Lynch          30,000                  0.46%       02/01/99
         9                 Modem Media Poppe Tyson           Robertson Stephens       10,000                  0.38%       02/05/99
        10                 United Pan-Europe Comm            Hambrecht & Quist        35,000                  0.08%       02/12/99
        11                      Vignette Corp                 Habrecht & Quist        15,500                  0.38%       02/18/99
        12                     WebTrends Corp                  Dain Rauscher          25,000                  0.74%       02/19/99
        13                Corp Executive Board Co.          Salomon Smith Barne       75,000                  0.91%       02/22/99
        14                    Autoweb.com, Inc.               CS First Boston         34,500                  0.69%       03/22/99
        15                   Autobytel.com Inc.                BT Alex Brown          26,900                  0.59%       03/26/99
        16                  Ziff-Davis Inc. ZDNet              Goldman Sachs          36,800                  0.36%       03/30/99
        17                   Launch Media, Inc.              Hambrecht & Quist         6,000                  0.17%       04/23/99
        18                   Media Metrix, Inc.                     DLJ               25,000                  0.83%       05/07/99
        19                Copper Mtn Networks, Inc             Dain Rauscher           5,700                  0.18%       05/12/99
        20                Rubio's Restaurant, Inc.             Thomas Weisel          26,200                  0.83%       05/21/99
        21                 Brocade Communications              BT Alex Brown           6,800                  0.20%       05/24/99
        22                     DlJdirect Inc.                       DLJ               70,000                  0.43%       05/24/99
        23                       Ask Jeeves                  Robertson Stephens       10,000                  0.33%       06/30/99
        24                  Focal Communications            Salomon Smith Barne      145,000                  2.00%       07/27/99
        25                      Creo Products               Salomon Smith Barne       89,000                  2.00%       07/28/99
        26                     Agile Software                  Morgan Stanley         45,000                  2.00%       08/10/99
        27                Internet Initiative Japan            Goldman Sachs         105,000                  2.00%       08/02/99
        28                        Acme Comm                          AL               75,000                  2.00%       09/28/99


                                  NSAR ITEM 77O
                                      1999
                              VK Mid Cap Value Fund
                               10f-3 Transactions

  UNDERWRITING #                UNDERWRITING             PURCHASED FROM         AMOUNT OF SHARES         % OF           DATE OF
                                                                                   PURCHASED          UNDERWRITING      PURCHASE


         1                  The Money Group Inc.         Goldman Sachs              3,000                  0.02%       11/10/98
         2                 Computer Literacy, Inc.       NB Montgomery                300                  0.01%       11/19/98

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